SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 26, 2005

                               Delta Mutual, Inc.
               (Exact name of registrant as specified in charter)

         Delaware                                               000-30563
(State or other jurisdiction                            (Commission File Number)
 of  incorporation)

111 North Branch Street, Sellersville, Pennsylvania                     18960
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: (215) 258-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On August 26, 2005, Delta Technologies, Inc. ("Delta Technologies"), a wholly-owned subsidiary of Delta Mutual, Inc. ("Delta Mutual"), that conducts its construction materials business, entered into a purchase agreement for the purchase of certain intellectual property related to an insulated concrete wall forming system and a consulting agreement. In addition, Delta Mutual entered into a separate consulting agreement. All of these agreements relate generally to our expanding construction business.

The purchase agreement (the "Purchase Agreement") is between Delta Technologies, as buyer, and Richard F. Straub, Jr. and John M. Latza, as sellers. Mr. Latza is an employee of Delta Mutual. The Purchase Agreement provides for the purchase by Delta Technologies of all data, documentation, technology and all information related thereto that has been designed, developed, maintained or that has otherwise been created by sellers relating to the sellers' system for the manufacture of an insulated concrete wall forming system (the "Intellectual Property"). Delta Technologies is required under the Purchase Agreement, as specified therein, to proceed to take commercially reasonable efforts to obtain patent protection for the Intellectual Property. Under the Purchase Agreement, Mr. Straub received a $50,000 cash payment at closing and will be issued 116,279 restricted shares of Delta Mutual common stock (valued at $50,000 based on the closing price on August 26, 2005). Mr. Latza will be issued 100,000 shares of Delta Mutual common stock (valued at $43,000 based on the closing price on August 26, 2005). Both stock issuances are to be made within five business days of August 26, 2005.

Additionally, as of August 26, 2005, Delta Mutual entered into a consulting services agreement with Juan Bautista Rodriguez Pagan, to assist in marketing its construction products and building design activities. This consulting agreement is for a term of four years. Mr. Pagan is to receive 47 consecutive monthly payments of $6,000 each under this consulting agreement, commencing October 5, 2005, plus an initial $6,000 payment made on August 26, 2005 at signing. Mr. Pagan is also entitled to receive quarterly cash commissions of five percent of the gross sales per quarter, up to total cash commissions of $1,700,000, of Delta Technologies. Mr. Pagan is also entitled to be issued 581,398 restricted shares of Delta Mutual common stock within five business days of August 26, 2005; a number of restricted shares of Delta Mutual common stock with a value of $250,000 based on the closing price on January 17, 2006 within a five business day period following that date; and based on the closing price of Delta Mutual common stock on the last business day of each quarter, commencing with the fiscal quarter ending March 31, 2006 and continuing for a total of 16 fiscal quarters, a number of restricted shares of Delta Mutual common stock valued at $16,000 to be issued within five business days after the end of each such quarter.

Delta Technologies entered into a consulting services agreement on August 26, 2005, with Richard F. Straub, Jr., which calls for Mr. Straub to provide technical, operational and development consulting services for a term of three years in connection primarily with the construction materials business. Under this consulting agreement, Mr. Straub is to receive a monthly retainer of $4,000, plus certain expense allowances. Mr. Straub is also entitled to receive three future issuances of shares of Delta Mutual common stock valued at $50,000 each, based on the closing price of Delta Mutual common stock on August 25, 2006, August 25, 2007 and August 25, 2008, respectively, such shares to be issued to him within five business days of those respective dates.

FOR THE FULL TERMS OF THE PURCHASE AGREEMENT AND TWO CONSULTING AGREEMENTS DISCUSSED ABOVE, PLEASE REFER TO THE RESPECTIVE COPIES OF THESE AGREEMENTS FILED AS EXHIBITS WITH THIS REPORT.

   Item 9.01 Financial Statements and Exhibits.

      (c) Exhibits

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      No.         Description of Exhibit
      ---         ----------------------

      10.28 Purchase Agreement, dated August 26, 2005, by and between Delta Technologies, Inc., as Buyer, and Richard F. Straub, Jr. and John M. Latza, as Sellers.

      10.29 Consulting Services Agreement, dated August 26, 2005, by and between Delta Mutual, Inc. and Juan Bautista Rodriguez Pagan.

      10.30 Consulting Services Agreement, dated August 26, 2005, by and between Delta Technologies, Inc. and Richard F. Straub, Jr.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Delta Mutual, Inc.

Date:  August 31, 2005
                                By: /s/ Peter F. Russo
                                -------------------------------------
                                Peter F. Russo,
                                President and Chief Executive Officer


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